UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2018

Commission file number 001-11625

Pentair plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1141328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

43 London Wall, London, EC2M 5TF United Kingdom

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 44-207-347-8925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

On March 23, 2018, nVent Finance S.à r.l. (“nVent Finance”), a subsidiary of Pentair plc (“Pentair”) that will become a subsidiary of nVent Electric plc (“nVent”) at the time of the completion of the separation of Pentair’s Electrical business through a spin-off of nVent (the “Separation”), entered into a credit agreement with a syndicate of banks providing for a five-year $200.0 million senior unsecured term loan facility (the “Term Loan Facility”) and a five-year $600.0 million senior unsecured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Credit Facilities”). After the completion of the Separation, nVent Finance will have the option to request to increase the Revolving Credit Facility in an aggregate amount of up to $300.0 million, subject to customary conditions, including the commitment of the participating lenders. nVent expects that nVent Finance will have $200.0 million of borrowings under the Term Loan Facility and no borrowings under the Revolving Credit Facility at the time of the Separation.

The Senior Credit Facilities will be guaranteed by nVent. The Senior Credit Facilities will bear interest at a rate equal to an adjusted base rate or LIBOR, plus, in each case, an applicable margin. The applicable margin will be based on, at nVent Finance’s election, nVent’s leverage level or public credit rating. Interest on borrowings and the facility fee will generally be payable quarterly in arrears or at the end of the interest period, unless such interest period is longer than three months in which case payment is due on each successive date three months after the first day of such period. Additionally, nVent Finance will pay a quarterly facility fee based on the average daily amount of the Revolving Credit Facility (whether used or unused), which will be determined, at nVent Finance’s election, by nVent’s leverage level or public credit rating.

The Senior Credit Facilities will be due five years after the closing of the first borrowings under the Senior Credit Facilities. nVent Finance will be permitted to voluntarily prepay loans and/or reduce the commitment under the Senior Credit Facilities, in whole or in part, without penalty or premium subject to certain minimum amounts and increments and the payment of customary breakage costs. Except for amortization of the Term Loan Facility, no mandatory prepayment will be required under the Senior Credit Facilities unless certain affiliate and currency sub-limits are exceeded, subject to certain other exceptions.

The Senior Credit Facilities contain financial covenants requiring nVent to not permit (i) the ratio of its consolidated debt (net of its consolidated unrestricted cash in excess of $5.0 million but not to exceed $250.0 million) to its consolidated net income (excluding, among other things, non-cash gains and losses) before interest, taxes, depreciation, amortization and non-cash share-based compensation expense (“EBITDA”) on the last day of any period of four consecutive fiscal quarters to exceed 3.75 to 1.00 and (ii) the ratio of its EBITDA to its consolidated interest expense for the same period to be less than 3.00 to 1.00. In addition, subject to certain qualifications and exceptions, the Senior Credit Facilities also contain covenants that, among other things, restrict nVent’s ability to create liens, merge or consolidate with another person, make acquisitions and incur subsidiary debt.

The Senior Credit Facilities contain customary events of default. If an event of default occurs and is continuing, then the lenders may terminate all commitments to extend further credit and declare all amounts outstanding under the Senior Credit Facilities due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all amounts outstanding under the Senior Credit Facilities will become due and payable immediately.

Senior Notes Indenture

On March 26, 2018, nVent Finance completed the previously announced private placement of $300.0 million aggregate principal amount of 3.950% senior notes due 2023 (the “2023 Notes”) and $500.0 million aggregate principal amount of 4.550% senior notes due 2028 (the “2028 Notes” and, together with the 2023 Notes, the “Notes”). The Notes were issued under an Indenture (the “Base Indenture”), dated as of March 26, 2018, among nVent Finance, nVent, Pentair, Pentair Investments Switzerland GmbH (“Pentair Investments”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, among the same parties, establishing the terms and providing for the issuance of the 2023 Notes (the “2023 Notes Supplemental Indenture”), and by a Second Supplemental Indenture, among the same parties, establishing the terms and providing for the issuance of the 2028 Notes (the “2028 Notes Supplemental Indenture” and, together with the Base Indenture and the 2023 Notes Supplemental Indenture, the “Indenture”).

The Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration under the Securities Act.

The Notes are fully and unconditionally guaranteed by nVent. In addition, the Notes initially are fully and unconditionally guaranteed by Pentair and Pentair Investments. Upon the completion of the Separation, the guarantees of Pentair and Pentair Investments will be automatically and unconditionally terminated and released.

The 2023 Notes bear interest at a rate of 3.950% per year (payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2018) and will mature on April 15, 2023. The 2028 Notes bear interest at a rate of 4.550% per year (payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2018) and will mature on April 15, 2028. The interest rate payable on each of the 2023 Notes and the 2028 Notes is subject to adjustment from time to time if a nationally recognized statistical rating agency downgrades (or subsequently upgrades) the rating assigned to such series of Notes.

For the 2023 Notes, prior to March 15, 2023, and for the 2028 Notes, prior to January 15, 2028, nVent Finance may redeem all or any part of the Notes of such series at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus a “make-whole” premium and accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date. At any time on or after March 15, 2023, with respect to the 2023 Notes, or on or after January 15, 2028, with respect to the 2028 Notes, nVent Finance may redeem all or any part of the Notes of such series at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date. nVent Finance is required to offer to repurchase all or any part of the Notes for cash at a price of 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, upon the occurrence of a change of control triggering event. nVent Finance also may redeem all, but not less than all, of a series of Notes in the event of certain tax changes affecting such Notes. If Pentair has not completed the Separation by October 31, 2018, then nVent Finance will be required to redeem the outstanding Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, from the date of original issuance to, but not including, the date of such redemption.

Subject to certain qualifications and exceptions, the Indenture contains covenants that, among other things, restrict nVent’s ability to merge or consolidate with another person, create liens or engage in sale and lease-back transactions.

The Indenture contains customary events of default. If an event of default occurs and is continuing with respect to any series of the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes of that series may declare the unpaid principal of all the Notes of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately.

Use of Proceeds

In connection with the Separation, nVent Finance will transfer to Pentair all cash in excess of $50.0 million of nVent and its subsidiaries, including cash from the net proceeds from the borrowings under the Term Loan Facility and the issuance of the Notes, as consideration for the contribution of the assets of the Electrical business to nVent Finance by Pentair. Pentair expects to use the proceeds of such cash transfer to repay certain outstanding debt of Pentair.

Exhibits

The descriptions of the Base Indenture, the 2023 Notes Supplemental Indenture, the 2028 Notes Supplemental Indenture and the Credit Agreement set forth above are qualified by reference to the Base Indenture, the 2023 Notes Supplemental Indenture, the 2028 Notes Supplemental Indenture and the Credit Agreement filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The exhibits listed in the accompanying Exhibit Index are being filed herewith.

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of March 26, 2018, among nVent Finance S.à r.l, nVent Electric plc, Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated as of March 26, 2018, among nVent Finance S.à r.l, nVent Electric plc, Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank National Association.

4.3	Second Supplemental Indenture, dated as of March 26, 2018, among nVent Finance S.à r.l., nVent Electric plc, Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank National Association.

4.4	Credit Agreement, dated March 23, 2018, among nVent Electric plc, nVent Finance S.à r.l., Pentair Technical Products Holdings, Inc. and the lenders and agents party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 26, 2018.

PENTAIR PLC
Registrant

By:	/s/ Angela D. Jilek
Angela D. Jilek
Senior Vice President, General Counsel and Secretary